Exhibit 99.1

1 Becton Drive

Franklin Lakes, NJ 07417

www.bd.com

News Release

Contact:

Monique N. Dolecki, Investor Relations – 201-847-5378

Colleen T. White, Corporate Communications – 201-847-5369

BD ANNOUNCES RESULTS FOR 2012 THIRD FISCAL QUARTER

•	Reported results reflect reclassification of Discovery Labware unit as discontinued operations, excluding Advanced Bioprocessing.

•	Third-quarter earnings per share of $1.59 include $1.52 from continuing operations and $0.07 from discontinued operations relating to the Discovery Labware unit.

Franklin Lakes, NJ (August 2, 2012) – BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today reported quarterly revenues of $1.981 billion for the third fiscal quarter ended June 30, 2012, representing an increase of 1.5 percent from the prior-year period, or 4.9 percent on a foreign currency-neutral basis.

“We are very pleased with our third quarter results,” said Vincent A. Forlenza, Chairman of the Board, Chief Executive Officer and President. “As we anticipated, our revenue and earnings growth improved this quarter, demonstrating that our strategy implementation is on track and in line with our previously communicated expectations.”

Update on Agreement to Sell Discovery Labware Unit, Excluding Advanced Bioprocessing

In April 2012, the Company signed a definitive agreement to sell its BD Biosciences - Discovery Labware unit, excluding its Advanced Bioprocessing platform. The transaction is expected to be completed by the end of calendar year 2012, subject to the satisfaction of customary closing conditions, including consultations and regulatory approvals. The results of operations associated with this disposal group have been reclassified as discontinued operations for all quarters and years referred to in this release.

As illustrated on page 3 of the attached financial tables, diluted earnings per share for the third quarter of $1.59 less the $0.07 from discontinued operations resulted in earnings per share from continuing operations of $1.52.

Also included for reference in the attached financial tables are the Company’s Consolidated Income Statements reflecting the reclassification change of the Discovery Labware disposal group to discontinued operations, for the first two quarters of fiscal year 2012 and for all periods in fiscal year 2011.

Third Quarter and Nine-Month Fiscal 2012 Operating Results

Reported diluted earnings per share from continuing operations for the third quarter were $1.52, representing an increase of 5.6 percent over the prior-year period. On a foreign currency-neutral basis, diluted earnings per share from continuing operations for the third quarter increased by 9.7 percent.

For the nine-month period ending June 30, 2012, reported diluted earnings per share from continuing operations were $3.95, representing a decrease of 1.7 percent over the prior- year period. On a foreign currency-neutral basis, diluted earnings per share from continuing operations increased by 1.0 percent for this period.

Segment Results

In the BD Medical segment, worldwide revenues for the quarter were $1.070 billion, representing an increase of 2.4 percent compared with the prior-year period, or 6.4 percent on a currency-neutral basis. The segment’s revenue growth reflected strong sales and favorable comparisons in the Diabetes Care and Pharmaceutical Systems units. For the nine-month period ended June 30, 2012, BD Medical revenues increased 3.0 percent, or 4.8 percent on a currency-neutral basis.

In the BD Diagnostics segment, worldwide revenues for the quarter were $642 million, representing an increase of 1.7 percent compared with the prior-year period, or 4.7 percent on a foreign currency-neutral basis. The segment’s growth was primarily driven by solid sales of Preanalytical Systems safety-engineered products and strong sales in the Women’s Health and Cancer platform. For the nine-month period ended June 30, 2012, BD Diagnostics revenues increased 3.0 percent, or 4.3 percent on a currency-neutral basis.

In the BD Biosciences segment, worldwide revenues for the quarter were $268 million, representing a decrease of 2.7 percent compared with the prior-year period. On a currency-neutral basis, revenues increased by 0.2 percent. Segment results continue to be negatively affected by weakness in the U.S. research market. For the nine-month period ended June 30, 2012, BD Biosciences revenues increased 0.2 percent, or 1.3 percent on a currency-neutral basis.

Geographic Results

Third quarter revenues in the U.S. were $837 million, representing an increase of 1.1 percent compared with the prior-year period. Revenues outside of the U.S. were $1.144 billion, representing an increase of 1.7 percent compared with the prior-year period, or an increase of 7.8 percent on a foreign currency-neutral basis. International revenues reflected continued strength in emerging markets and strong sales of safety-engineered products. For the nine-month period ended June 30, 2012, revenues in the U.S. were $2.464 billion, representing an increase of 1.3 percent compared with the prior-year period. Revenues outside of the U.S. were $3.277 billion, representing an increase of 3.6 percent compared with the prior-year period, or 6.4 percent on a foreign currency-neutral basis.

Fiscal 2012 Outlook for Full Year

The Company expects reported revenue growth for the full fiscal year 2012 to be about 1 percent versus its previously disclosed guidance of 1 to 2 percent. This reflects the anticipated effects of unfavorable currency translation. On a currency-neutral basis, the Company is raising the lower end of its previously disclosed guidance of 3 to 4 percent to about 4 percent. The Company expects reported diluted earnings per share from continuing operations for the full fiscal year 2012 to be between $5.33 and $5.38. This reflects the reclassification of the Discovery Labware unit as discontinued operations and the anticipated effects of unfavorable currency translation. On a currency-neutral basis, the Company reaffirms its previously disclosed diluted earnings per share growth guidance of 4 to 5 percent, which includes the estimated impact of our recently announced agreement to acquire Safety Syringes, Inc.

Conference Call Information

A conference call regarding BD’s third quarter results and its expectations for the full fiscal year 2012 will be broadcast live on BD’s website, www.bd.com/investors, along with related slides, at 8:00 a.m. (ET) Thursday August 2, 2012. The conference call will be available for replay on BD’s website, www.bd.com/investors, or at 1-800-585-8367 (domestic) and 1-404-537-3406 (international) through the close of business on Tuesday, August 9, 2012, access code 96886040.

Non-GAAP Financial Measures

This news release contains certain non-GAAP financial measures. Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables.

About BD

BD is a leading global medical technology company that develops, manufactures and sells medical devices, instrument systems and reagents. The Company is dedicated to improving people’s health throughout the world. BD is focused on improving drug delivery, enhancing the quality and speed of diagnosing infectious diseases and cancers, and advancing research, discovery and production of new drugs and vaccines. BD’s capabilities are instrumental in combating many of the world’s most pressing diseases. Founded in 1897 and headquartered in Franklin Lakes, New Jersey, BD employs approximately 29,000 associates in more than 50 countries throughout the world. The Company serves healthcare institutions, life science researchers, clinical laboratories, the pharmaceutical industry and the general public. For more information, please visit www.bd.com.

***

This press release, including the section entitled “Fiscal 2012 Outlook for Full Year”, contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s performance, including future revenues and earnings per share. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially from any forward-looking statement. These factors include, but are not limited to: adverse changes in regional, national or foreign economic conditions, including any impact that may result from the current global economic conditions on our ability to access credit markets and finance our operations, the demand for our products and services as a result of reduced government funding, lower utilization rates or otherwise, or our suppliers’ ability to provide products needed for our operations; the unknown consequences of healthcare reform in the United States, including the impact of the reduction in Medicare and Medicaid payments to hospitals, pharmaceutical companies and other customers, which could reduce demand for our products and increase downward pricing pressure; changes in interest or foreign currency exchange rates; competitive factors; pricing and other market pressures; our ability to successfully integrate any businesses we acquire; difficulties inherent in product development and delays in product introductions; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; fluctuations in costs and availability of raw materials and in BD’s ability to maintain favorable supplier arrangements and relationships; new or changing laws impacting our business or changes in enforcement practices with respect to such laws; uncertainties of litigation (as described in BD’s filings with the Securities and Exchange Commission); future healthcare reform, including changes in government pricing and reimbursement policies or other cost containment reforms; the effects of potential pandemic diseases; and issuance of new or revised accounting standards, as well as other factors discussed in BD’s filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY

CONSOLIDATED INCOME STATEMENTS

(Unaudited; Amounts in thousands, except per share data)

	Three Months Ended June 30,
	2012	2011	% Change

REVENUES	$1,980,530	$1,951,889	1.5

Cost of products sold	947,395	922,652	2.7
Selling and administrative	469,130	467,968	0.2
Research and development	114,987	114,078	0.8

TOTAL OPERATING COSTS AND EXPENSES	1,531,512	1,504,698	1.8

OPERATING INCOME	449,018	447,191	0.4

Interest income	6,253	11,508	(45.7)
Interest expense	(34,849)	(22,211)	56.9
Other expense, net	(1,881)	(1,318)	42.7

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	418,541	435,170	(3.8)

Income tax provision	106,960	113,630	(5.9)

INCOME FROM CONTINUING OPERATIONS	311,581	321,540	(3.1)

INCOME FROM DISCONTINUED OPERATIONS NET OF INCOME TAX PROVISION OF $7,288 AND $9,012, RESPECTIVELY	15,285	21,518	(29.0)

NET INCOME	$326,866	$343,058	(4.7)

EARNINGS PER SHARE

Basic:
Income from continuing operations	$1.54	$1.47	4.8
Income from discontinued operations	$0.08	$0.10	(20.0)
Net income	$1.62	$1.57	3.2

Diluted:
Income from continuing operations	$1.52	$1.44	5.6
Income from discontinued operations	$0.07	$0.10	(30.0)
Net income (1)	$1.59	$1.53	3.9

AVERAGE SHARES OUTSTANDING

Basic	202,015	218,966
Diluted	205,290	223,567

(1)	Total per share amounts may not add due to rounding.

BECTON DICKINSON AND COMPANY

CONSOLIDATED INCOME STATEMENTS

(Unaudited; Amounts in thousands, except per share data)

	Nine Months Ended June 30,
	2012	2011	% Change

REVENUES	$5,741,211	$5,595,856	2.6

Cost of products sold	2,789,044	2,654,081	5.1
Selling and administrative	1,439,094	1,343,946	7.1
Research and development	343,968	344,989	(0.3)

TOTAL OPERATING COSTS AND EXPENSES	4,572,106	4,343,016	5.3

OPERATING INCOME	1,169,105	1,252,840	(6.7)

Interest income	38,379	41,294	(7.1)
Interest expense	(99,367)	(61,685)	61.1
Other income (expense), net	2,392	(8,436)	NM

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,110,509	1,224,013	(9.3)

Income tax provision	275,260	308,177	(10.7)

INCOME FROM CONTINUING OPERATIONS	835,249	915,836	(8.8)

INCOME FROM DISCONTINUED OPERATIONS NET OF INCOME TAX PROVISION OF $22,158 AND $26,338, RESPECTIVELY	45,635	55,179	(17.3)

NET INCOME	$880,884	$971,015	(9.3)

EARNINGS PER SHARE

Basic:
Income from continuing operations	$4.02	$4.11	(2.2)
Income from discontinued operations	$0.22	$0.25	(12.0)
Net income	$4.24	$4.36	(2.8)

Diluted:
Income from continuing operations	$3.95	$4.02	(1.7)
Income from discontinued operations	$0.22	$0.24	(8.3)
Net income	$4.17	$4.26	(2.1)

AVERAGE SHARES OUTSTANDING

Basic	207,605	222,674
Diluted	211,254	227,782

NM - Not Meaningful

Becton Dickinson and Company

Supplemental Income Statement Information - Fiscal 2012

Revised for discontinued operations of Discovery Labware divestiture

(Unaudited: Amounts in thousands, except per-share data)

	Previously Reported	Amounts reclassified to Discontinued Operations	As Revised
Quarter 1
Revenues	$1,887,645	$55,925	$1,831,720
Income from Continuing Operations	$263,010	$14,466	$248,544
Diluted Earnings Per Share from Continuing Operations	$1.21	$0.07	$1.14

Quarter 2
Revenues	$1,990,818	$61,857	$1,928,961
Income from Continuing Operations	$290,548	$15,424	$275,124
Diluted Earnings Per Share from Continuing Operations	$1.38	$0.07	$1.31

	Pro Forma	Amounts reclassified to Discontinued Operations	From Continuing Operations
Quarter 3
Revenues	$2,040,760	$60,230	$1,980,530
Income	$326,795	$15,214	$311,581
Diluted Earnings Per Share	$1.59	$0.07	$1.52

YTD
Revenues	$5,919,224	$178,013	$5,741,211
Income	$880,353	$45,104	$835,249
Diluted Earnings Per Share (1)	$4.17	$0.21	$3.95

Certain quarterly amounts may not add to the year-to-date totals due to rounding.

(1)	Diluted Earnings per Share may not add due to rounding.

Becton Dickinson and Company

Supplemental Income Statement Information - Fiscal 2011 and 2010

Revised for discontinued operations of Discovery Labware divestiture

(Unaudited: Amounts in thousands, except per-share data)

	Previously Reported	Amounts reclassified to Discontinued Operations	As Revised
Fiscal 2011
Revenues	$7,828,904	$244,867	$7,584,037
Income from Continuing Operations	$1,264,852	$63,969	$1,200,883
Diluted Earnings Per Share from Continuing Operations	$5.59	$0.28	$5.31

Fiscal 2010
Revenues	$7,372,333	$247,948	$7,124,385
Income from Continuing Operations	$1,176,340	$61,496	$1,114,844
Diluted Earnings Per Share from Continuing Operations	$4.90	$0.26	$4.64

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY SEGMENT AND GEOGRAPHIC AREA

(Unaudited; Amounts in thousands)

	Three Months Ended June 30,
	2012	2011	% Change

BD MEDICAL
United States	$429,621	$416,729	3.1
International	640,455	628,107	2.0

TOTAL	$1,070,076	$1,044,836	2.4

BD DIAGNOSTICS
United States	$315,240	$312,802	0.8
International	327,010	318,557	2.7

TOTAL	$642,250	$631,359	1.7

BD BIOSCIENCES
United States	$91,674	$97,914	(6.4)
International	176,530	177,780	(0.7)

TOTAL	$268,204	$275,694	(2.7)

TOTAL REVENUES
United States	$836,535	$827,445	1.1
International	1,143,995	1,124,444	1.7

TOTAL	$1,980,530	$1,951,889	1.5

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY SEGMENT AND GEOGRAPHIC AREA

(Unaudited; Amounts in thousands)

	Nine Months Ended June 30,
	2012	2011	% Change

BD MEDICAL
United States	$1,262,811	$1,220,744	3.4
International	1,778,849	1,731,969	2.7

TOTAL	$3,041,660	$2,952,713	3.0

BD DIAGNOSTICS
United States	$945,460	$932,269	1.4
International	947,552	906,160	4.6

TOTAL	$1,893,012	$1,838,429	3.0

BD BIOSCIENCES
United States	$255,587	$280,096	(8.8)
International	550,952	524,618	5.0

TOTAL	$806,539	$804,714	0.2

TOTAL REVENUES
United States	$2,463,858	$2,433,109	1.3
International	3,277,353	3,162,747	3.6

TOTAL	$5,741,211	$5,595,856	2.6

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Three Months Ended June 30,

(Unaudited; Amounts in thousands)

	United States
	2012	2011	% Change

BD MEDICAL
Medical Surgical Systems	$241,320	$244,756	(1.4)
Diabetes Care	110,013	100,465	9.5
Pharmaceutical Systems	78,288	71,508	9.5

TOTAL	$429,621	$416,729	3.1

BD DIAGNOSTICS
Preanalytical Systems	$165,962	$162,589	2.1
Diagnostic Systems	149,278	150,213	(0.6)

TOTAL	$315,240	$312,802	0.8

BD BIOSCIENCES
Cell Analysis (1)	$91,674	$97,914	(6.4)

TOTAL	$91,674	$97,914	(6.4)

TOTAL UNITED STATES	$836,535	$827,445	1.1

(1)	Cell Analysis consists of the Cell Analysis unit and the Advanced Bioprocessing platform.

Advanced Bioprocessing was previously reported with the Discovery Labware unit.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Three Months Ended June 30, (continued)

(Unaudited; Amounts in thousands)

	International
			% Change
	2012	2011	Reported	FXN	FX Impact

BD MEDICAL
Medical Surgical Systems	$290,451	$284,262	2.2	8.4	(6.2)
Diabetes Care	122,662	119,719	2.5	8.7	(6.2)
Pharmaceutical Systems	227,342	224,126	1.4	8.7	(7.3)

TOTAL	$640,455	$628,107	2.0	8.5	(6.5)

BD DIAGNOSTICS
Preanalytical Systems	$167,492	$167,737	(0.1)	6.3	(6.4)
Diagnostic Systems	159,518	150,820	5.8	10.9	(5.1)

TOTAL	$327,010	$318,557	2.7	8.5	(5.8)

BD BIOSCIENCES
Cell Analysis (1)	$176,530	$177,780	(0.7)	3.8	(4.5)

TOTAL	$176,530	$177,780	(0.7)	3.8	(4.5)

TOTAL INTERNATIONAL	$1,143,995	$1,124,444	1.7	7.8	(6.1)

(1)	Cell Analysis consists of the Cell Analysis unit and the Advanced Bioprocessing platform.

Advanced Bioprocessing was previously reported with the Discovery Labware unit.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Three Months Ended June 30, (continued)

(Unaudited; Amounts in thousands)

	Total
			% Change
	2012	2011	Reported	FXN	FX Impact

BD MEDICAL
Medical Surgical Systems	$531,771	$529,018	0.5	3.8	(3.3)
Diabetes Care	232,675	220,184	5.7	9.1	(3.4)
Pharmaceutical Systems	305,630	295,634	3.4	8.9	(5.5)

TOTAL	$1,070,076	$1,044,836	2.4	6.4	(4.0)

BD DIAGNOSTICS
Preanalytical Systems	$333,454	$330,326	0.9	4.2	(3.3)
Diagnostic Systems	308,796	301,033	2.6	5.1	(2.5)

TOTAL	$642,250	$631,359	1.7	4.7	(3.0)

BD BIOSCIENCES
Cell Analysis (1)	$268,204	$275,694	(2.7)	0.2	(2.9)

TOTAL	$268,204	$275,694	(2.7)	0.2	(2.9)

TOTAL REVENUES	$1,980,530	$1,951,889	1.5	4.9	(3.4)

(1)	Cell Analysis consists of the Cell Analysis unit and the Advanced Bioprocessing platform.

Advanced Bioprocessing was previously reported with the Discovery Labware unit.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Nine Months Ended June 30,

(Unaudited; Amounts in thousands)

	United States
	2012	2011	% Change

BD MEDICAL
Medical Surgical Systems	$727,335	$733,582	(0.9)
Diabetes Care	321,264	295,989	8.5
Pharmaceutical Systems	214,212	191,173	12.1

TOTAL	$1,262,811	$1,220,744	3.4

BD DIAGNOSTICS
Preanalytical Systems	$491,532	$481,624	2.1
Diagnostic Systems	453,928	450,645	0.7

TOTAL	$945,460	$932,269	1.4

BD BIOSCIENCES
Cell Analysis (1)	$255,587	$280,096	(8.8)

TOTAL	$255,587	$280,096	(8.8)

TOTAL UNITED STATES	$2,463,858	$2,433,109	1.3

(1)	Cell Analysis consists of the Cell Analysis unit and the Advanced Bioprocessing platform.

Advanced Bioprocessing was previously reported with the Discovery Labware unit.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Nine Months Ended June 30, (continued)

(Unaudited; Amounts in thousands)

	International
			% Change
	2012	2011	Reported	FXN	FX Impact

BD MEDICAL
Medical Surgical Systems	$845,685	$812,752	4.1	7.0	(2.9)
Diabetes Care	356,575	345,837	3.1	5.7	(2.6)
Pharmaceutical Systems	576,589	573,380	0.6	4.1	(3.5)

TOTAL	$1,778,849	$1,731,969	2.7	5.8	(3.1)

BD DIAGNOSTICS
Preanalytical Systems	$481,857	$467,570	3.1	6.5	(3.4)
Diagnostic Systems	465,695	438,590	6.2	8.2	(2.0)

TOTAL	$947,552	$906,160	4.6	7.3	(2.7)

BD BIOSCIENCES
Cell Analysis (1)	$550,952	$524,618	5.0	6.6	(1.6)

TOTAL	$550,952	$524,618	5.0	6.6	(1.6)

TOTAL INTERNATIONAL	$3,277,353	$3,162,747	3.6	6.4	(2.8)

(1)	Cell Analysis consists of the Cell Analysis unit and the Advanced Bioprocessing platform.

Advanced Bioprocessing was previously reported with the Discovery Labware unit.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Nine Months Ended June 30, (continued)

(Unaudited; Amounts in thousands)

	Total
			% Change
	2012	2011	Reported	FXN	FX Impact

BD MEDICAL
Medical Surgical Systems	$1,573,020	$1,546,334	1.7	3.3	(1.6)
Diabetes Care	677,839	641,826	5.6	7.0	(1.4)
Pharmaceutical Systems	790,801	764,553	3.4	6.1	(2.7)

TOTAL	$3,041,660	$2,952,713	3.0	4.8	(1.8)

BD DIAGNOSTICS
Preanalytical Systems	$973,389	$949,194	2.5	4.2	(1.7)
Diagnostic Systems	919,623	889,235	3.4	4.4	(1.0)

TOTAL	$1,893,012	$1,838,429	3.0	4.3	(1.3)

BD BIOSCIENCES
Cell Analysis (1)	$806,539	$804,714	0.2	1.3	(1.1)

TOTAL	$806,539	$804,714	0.2	1.3	(1.1)

TOTAL REVENUES	$5,741,211	$5,595,856	2.6	4.1	(1.5)

(1)	Cell Analysis consists of the Cell Analysis unit and the Advanced Bioprocessing platform.

Advanced Bioprocessing was previously reported with the Discovery Labware unit.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

SAFETY REVENUES

(Unaudited; Amounts in thousands)

	Three Months Ended June 30,
			% Change
	2012	2011	Reported	FXN	FX Impact

TOTAL SAFETY REVENUES
United States	$284,830	$280,696	1.5	1.5	—
International	215,964	198,417	8.8	15.7	(6.9)

TOTAL	$500,794	$479,113	4.5	7.4	(2.9)

BY SEGMENT
BD Medical	$240,065	$223,460	7.4	9.8	(2.4)
BD Diagnostics	260,729	255,653	2.0	5.3	(3.3)

TOTAL	$500,794	$479,113	4.5	7.4	(2.9)

	Nine Months Ended June 30,
			% Change
	2012	2011	Reported	FXN	FX Impact

TOTAL SAFETY REVENUES
United States	$858,175	$828,002	3.6	3.6	—
International	618,290	545,530	13.3	16.7	(3.4)

TOTAL	$1,476,465	$1,373,532	7.5	8.8	(1.3)

BY SEGMENT
BD Medical	$715,776	$641,635	11.6	12.4	(0.8)
BD Diagnostics	760,689	731,897	3.9	5.6	(1.7)

TOTAL	$1,476,465	$1,373,532	7.5	8.8	(1.3)

BECTON DICKINSON AND COMPANY

CONSOLIDATED INCOME STATEMENTS FISCAL 2012

Revised for discontinued operations of Discovery Labware divestiture

(Unaudited; Amounts in thousands, except per-share data)

	Quarter 1	Quarter 2	Quarter 2 YTD
REVENUES	$1,831,720	$1,928,961	$3,760,681

Cost of products sold	900,465	941,184	1,841,649
Selling and administrative	482,271	487,694	969,964
Research and development	112,227	116,753	228,981

TOTAL OPERATING COSTS AND EXPENSES	1,494,963	1,545,631	3,040,594

OPERATING INCOME	336,757	383,330	720,087

Interest income	15,448	16,678	32,126
Interest expense	(29,378)	(35,140)	(64,518)
Other (expense) income, net	(385)	4,657	4,272

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	322,442	369,525	691,967

Income tax provision	73,898	94,401	168,298

INCOME FROM CONTINUING OPERATIONS	248,544	275,124	523,669

Income from Discontinued Operations before Income Tax	21,768	23,453	45,221

Income Tax provision	7,327	7,544	14,871

INCOME FROM DISCONTINUED OPERATIONS	14,441	15,909	30,350

NET INCOME	$262,985	$291,033	$554,019

EARNINGS PER SHARE

Basic:
Income from continuing operations	$1.16	$1.33	$2.49
Income from discontinued operations	$0.07	$0.08	$0.14
Net income	$1.23	$1.41	$2.63

Diluted:
Income from continuing operations	$1.14	$1.31	$2.45
Income from discontinued operations	$0.07	$0.08	$0.14
Net income	$1.21	$1.39	$2.59

AVERAGE SHARES OUTSTANDING

Basic	214,300	206,426	210,385
Diluted	217,634	209,803	213,970

Certain quarterly amounts may not add to the year-to-date totals due to rounding.

BECTON DICKINSON AND COMPANY

CONSOLIDATED INCOME STATEMENTS FISCAL 2011

Revised for discontinued operations of Discovery Labware divestiture

(Unaudited; Amounts in thousands, except per-share data)

	Quarter 1	Quarter 2	Quarter 3	Quarter 4	Year
REVENUES	$1,783,353	$1,860,614	$1,951,889	$1,988,181	$7,584,037

Cost of products sold	840,166	891,262	922,652	971,041	3,625,122
Selling and administrative	440,955	435,024	467,968	479,591	1,823,537
Research and development	113,568	117,343	114,078	124,528	469,517

TOTAL OPERATING COSTS AND EXPENSES	1,394,689	1,443,629	1,504,698	1,575,160	5,918,176

OPERATING INCOME	388,664	416,985	447,191	413,021	1,665,861

Interest income	15,222	14,564	11,508	1,915	43,209
Interest expense	(15,553)	(23,921)	(22,211)	(22,334)	(84,019)
Other (expense) income, net	(4,596)	(2,522)	(1,318)	1,272	(7,164)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	383,737	405,106	435,170	393,874	1,617,887

Income tax provision	85,291	109,256	113,630	108,827	417,004

INCOME FROM CONTINUING OPERATIONS	298,446	295,850	321,540	285,047	1,200,883

Income from Discontinued Operations before Income Tax	26,298	24,688	30,530	23,793	105,310

Income Tax provision	8,807	8,519	9,012	8,860	35,199

INCOME FROM DISCONTINUED OPERATIONS	17,491	16,169	21,518	14,933	70,111

NET INCOME	$315,937	$312,019	$343,058	$299,980	$1,270,994

EARNINGS PER SHARE

Basic:
Income from continuing operations	$1.31	$1.34	$1.47	$1.32	$5.43
Income from discontinued operations	$0.08	$0.07	$0.10	$0.07	$0.32
Net income (1)	$1.39	$1.41	$1.57	$1.38	$5.75

Diluted:
Income from continuing operations	$1.28	$1.31	$1.44	$1.29	$5.31
Income from discontinued operations	$0.08	$0.07	$0.10	$0.07	$0.31
Net income (1)	$1.36	$1.38	$1.53	$1.36	$5.62

AVERAGE SHARES OUTSTANDING

Basic	228,083	220,894	218,966	216,726	221,175
Diluted	232,915	225,467	223,567	220,859	226,280

Certain quarterly amounts may not add to the year-to-date totals due to rounding.

(1)	Total per share amounts may not add due to rounding.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

Quarter-to-Date Fiscal 2012 Reconciliation - FX Impact

(Unaudited; Amounts in millions, except per share data)

	Three Months Ended June 30,
	Reported FY2012	Reported FY2011	Reported Growth $	Foreign Currency Translation	FXN Change	FXN Growth

REVENUES	$1,981	$1,952	$29	$(68)	$96	4.9%

Diluted Earnings per Share from Continuing Operations	$1.52	$1.44	$0.08	$(0.06)	$0.14	9.7%

All figures rounded. Totals may not add due to rounding.

FXN = Foreign Currency Neutral

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

Year-to-Date Fiscal 2012 Reconciliation - FX Impact

(Unaudited; Amounts in millions, except per share data)

	Nine Months Ended June 30,
	Reported FY2012	Reported FY2011	Reported Growth $	Foreign Currency Translation	FXN Change	FXN Growth

REVENUES	$5,741	$5,596	$145	$(86)	$232	4.1%

Diluted Earnings per Share from Continuing Operations	$3.95	$4.02	$(0.07)	$(0.11)	$0.04	1.0%

All figures rounded. Totals may not add due to rounding.

FXN = Foreign Currency Neutral